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                                                                    EXHIBIT 4.11

                          FOURTH SUPPLEMENTAL INDENTURE

         THIS FOURTH SUPPLEMENTAL INDENTURE dated as of March 8, 2004 (the "Fourth Supplemental Indenture") by and among Pierre Foods, Inc. (formerly Fresh Foods, Inc.), a North Carolina corporation (the "Company"), Fresh Foods Properties LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company ("Fresh Foods") and Compass Outfitters LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company, each as a subsidiary guarantor (collectively, the "Subsidiary Guarantors") and U.S. Bank National Association, a national banking association and successor to State Street Bank and Trust Company ("SSBT"), as trustee (the "Trustee").

         WHEREAS, an Indenture dated as of June 9, 1998 among the Company, each of several subsidiaries of the Company as Guarantors and SSBT as trustee was executed and delivered to SSBT, as supplemented by a First Supplemental Indenture dated as of September 5, 1998 among the Company, Pierre Leasing, LLC, a North Carolina limited liability company, as Additional Guarantor, and SSBT as trustee, a Second Supplemental Indenture dated as of February 26, 1999 among the Company, Fresh Foods Restaurant Group, LLC, a Delaware limited liability company as Additional Guarantor, and SSBT as trustee, and a Third Supplemental Indenture dated as of October 8, 1999 among the Company and SSBT as trustee (collectively, the "Original Indenture" and, collectively, with this Fourth Supplemental Indenture, the "Indenture"), providing for the issuance of the Company's 10-3/4% Senior Notes due 2006 (the "Notes"). Capitalized terms used herein but not otherwise defined have the definitions set forth in the Original Indenture.

         WHEREAS, Section 9.02 of the Original Indenture provides that the Company and the Trustee may amend the Original Indenture or the Notes with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding.

         WHEREAS, Holders representing not less than a majority in principal amount of the Notes currently outstanding ("Majority Holders") have heretofore agreed to certain amendments to the Original Indenture to: (i) increase the per annum rate of interest payable with respect to the Notes; (ii) grant to the Trustee for the benefit of all Holders a lien on all assets of the Company, junior and subordinate only to the liens securing the Senior Debt; (iii) provide the Holders with the right to require the Company to repurchase the Notes; (iv) establish provision for the mandatory redemption of the Notes in certain circumstances; (v) limit the aggregate annual compensation that may be paid to certain executives of the Company; (vi) require the Company to terminate all related party transactions, including related party transactions with its Covered Executive Group (as defined herein), other than the certain permitted related party transactions as set forth herein; (vii) permit the transfer of certain assets and the transfer on a subordinated basis of certain indebtedness of PF Management, Inc. ("PFMI") to the Company; (viii) provide for the terms of subordination of the PFMI indebtedness assumed by the Company; and (ix) provide for certain changes to the Company's corporate governance and oversight including, without limitation, (A) the appointment to the Company's Board of Directors of one outside director acceptable to both the Company and the Majority Holders and (B) the appointment of an independent audit firm to monitor, at the Company's expense, the Company's compliance on an annual basis with the covenants set forth in the Indenture.

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         WHEREAS, Section 6.04 of the Original Indenture provides that certain past Defaults (as defined in the Original Indenture) or compliance with any provisions of the Indenture may be waived with the consent of the Majority Holders.

         WHEREAS, the Majority Holders have heretofore agreed to waive any and all Defaults occurring prior to the date hereof by the Company under the Indenture.

         NOW THEREFORE, the Company, the Subsidiary Guarantors and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

         1. Section 1.01 of the Original Indenture is hereby amended as follows:

                  (a)      The following new definitions are hereby added to
         Section 1.01:

                           (i)         "Additional Bonus Pool" has the
                                    meaning assigned to it in Section 4.20.

                           (ii)        "Assumed PFMI Indebtedness" means the
                                    Indebtedness set forth on Exhibit C hereto, which shall be subordinated as set forth in
                                    Section 4.21.

                           (iii)       "Cash Sweep Payment" has the meaning
                                    assigned to it in Section 3.07.

                           (iv)        "Cash Sweep Payment Conditions" has the
                                    meaning assigned to it in Section 3.07.

                           (v)         "Collateral" means all assets of the
                                    Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries, defined as Collateral in any of the Collateral Documents, including without limitation, all of the following property and interests in such property, whether now owned or existing or hereafter created, acquired or arising and wheresoever located: accounts, certificated securities, chattel paper, computer hardware and software, contract rights, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, intellectual property, inventory, investment property, money, letter-of-credit rights, payment intangibles, security entitlements, supporting obligations, uncertificated securities, and all other personal and real property.

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                           (vi)        "Collateral Documents" means,
                                    collectively, (i) the Security Agreement;
                                    (ii) Second Mortgage executed by the Company in favor of the Trustee dated as of March 8, 2004 for property located at 9990 Princeton Road, Cincinnati, Ohio; (iii) the Second Deed of Trust executed by the Company in favor of the Trustee dated as of March 8, 2004 for property located at 1000 WSMP Drive, Claremont, North Carolina; (iv) the Pledge Agreement between the Company and the Trustee dated as of March 8, 2004; (v) Trademark Security Agreement between the Company and the Trustee dated as of March 8, 2004 and (vi) Trademark Security Agreement between Fresh Foods and the Trustee dated as of March 8, 2004, as each such document may from time to time be amended, restated, supplemented or otherwise modified.

                           (vii)       "Consent Fee Payment" means the fee in an
                                    amount equal to 3% of the outstanding
                                    principal amount of the Notes held by those Holders consenting to the restructuring of the Notes as set forth herein.

                           (viii)      "Consolidated Excess Cash" means, with
                                    respect to any Fiscal Year, the amount by which the sum of (i) the Consolidated EBITDA (as defined in the Bank Facility in existence on the date hereof) of the Company and its Subsidiaries for such Fiscal Year, less (ii) the Company's and its Subsidiaries' Capital Expenditures permitted by (and as Capital Expenditures is defined in) the Company's Bank Facility in existence on the date hereof; less (iii) cash payments made during such Fiscal Year by the Company and its Subsidiaries for taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries by reason of the income, profits or Property of the Company or any of its Subsidiaries, is greater than one hundred ten percent (110%) of the sum of (a) the Company's Consolidated Interest Expense (as defined in the Bank Facility in existence as of the date hereof) for such Fiscal Year, plus (b) principal payments required to be made during such Fiscal Year by the Company and its Subsidiaries under the instruments and agreements governing the Company's and its Subsidiaries' Permitted Indebtedness.

                           (ix)        "Covered Executives" means James
                                    Richardson, David Clark and James Templeton.

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                           (x)         "Covered Executive Group" has the meaning
                                    assigned to it in Section 4.20.

                           (xi)        "Credit Availability Amount" means, on
                                    any date of determination thereof, the
                                    amount which the Company is entitled to
                                    borrow under its revolving line of credit extended to it as part of the Bank Facility, such amount being the difference derived when the sum of the principal amount of revolving loans and letters of credit then outstanding under the Bank Facility is subtracted from the Company's borrowing base as calculated and determined in accordance with the terms of the Bank Facility.

                           (xii)       "Distribution" has the meaning assigned
                                    to it in Section 4.09(c).

                           (xiii)      "Fiscal Year" means the fiscal year of
                                    the Company which means twelve (12) periods consisting of four (4) or five (5) weeks each determined based on a 52-53 week accounting period, the last week of which ends on the last day of February if it falls on a Saturday, and, if not, on the first Saturday in March of each year. When a year is used in connection with a Fiscal Year, such as Fiscal Year 2004, such reference shall mean the Fiscal Year ending in that year.

                           (xiv)       "Independent Director" has the meaning
                                    assigned to it in Section 4.23(b).

                           (xv)        "PFMI" means PF Management, Inc., a North
                                    Carolina corporation.

                           (xvi)       "Security Agreement" means that certain
                                    Security Agreement dated as of March 8, 2004 by the Company in favor of the Trustee (for the benefit of the Holders).

                           (xvii)      "Senior Debt" means all Indebtedness
                                    arising under the Bank Facility.

                           (xviii)     "Senior Lender" means Fleet Capital
                                    Corporation, and any other lenders or
                                    financial institutions that are parties to the Bank Facility from time to time.

                           (xix)       "Subordination Agreement" means the Lien
                                    Subordination Agreement between the Trustee and the Senior Lender, and acknowledged and agreed to by the Company and others, in the form attached as Exhibit D, as

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                                    the same may from time to time be amended,
                                    restated, modified or supplemented.

                           (xx)        "2005 Offer" has the meaning assigned to
                                    it in Section 4.22(a).

                           (xxi)       "2005 Offer Purchase Date" has the
                                    meaning assigned to it in Section 4.22(a).

                           (xxii)      "2005 Offer Purchase Price" has the
                                    meaning assigned to it in Section 4.22(a).

                  (b) The definition of "Bank Facility" is hereby amended by (1) deleting the words "Credit Agreement dated as of June 9, 1998 among the Company and the Subsidiaries listed therein, the lenders party thereto and First Union Commercial Corporation as administrative agent thereunder"; and substituting therefor the words "Loan and Security Agreement dated as of August 13, 2003 among the Company, PFMI and the Senior Lender" and (2) striking "$75,000,000" in the fourth line thereof and substituting therefor "$40,000,000".

                  (c) The definition of "Net Available Cash" in the Indenture is hereby amended by adding the words "other than any fees or other amounts paid or payable to the Company, any Affiliate of the Company, the Covered Executives or any Affiliate of the Covered Executives" immediately after the word "commissions" in the eighth line thereof.

                  (d) The definition of "Permitted Indebtedness" is hereby amended as follows: (1) subsection (ii) thereof shall read in its entirety as follows: "Indebtedness under the Bank Facility; provided that the aggregate principal amount of Indebtedness outstanding under the Bank Facility at any one time shall not exceed $40.0 million."; (2) in subsection (ix) thereof, by adding "(xii), (xiii), (xiv)" after (i) in the second line thereof; and (3) by adding the following subsections at the end thereof to read as follows: "(xii) the Assumed PFMI Indebtedness; (xiii) Indebtedness arising from the transfer and assignment to the Company of the British Aerospace BAe Series 800A aircraft from Columbia Hill Aviation, LLC; or (xiv) Indebtedness arising from the Company's repurchase of the Notes pursuant to Section 4.22."

                  (e) The definition of "Permitted Investment" is hereby amended by: (1) in subsection (iv) thereof, adding the words ", other than the Covered Executives, and" after the word "Subsidiaries"; and
         (2) adding the following clause to the end of subsection (viii) thereof, immediately preceding the period: "; provided, however, that no such Investment may be made in an Affiliate of the Company other than as expressly permitted in this Indenture."

                  (f) The definition of "Permitted Liens" is hereby amended by: (1) in subsection (xii) thereof, adding the following after the reference to clause (xi): ", (xiii) or (xiv)"; (2) deleting the words "Liens existing on the Issue Date and" at the beginning of subsection
         (xiii) thereof; (3) deleting the word "and" from the end of subsection
         (xiii), (4)

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         deleting the "." and adding "; and" to the end of subsection (xiv) and adding a subsection (xv) to the end thereof, reading "(xv) Liens securing the Notes."

                  (g) The definition of "Refinancing Indebtedness" is hereby amended by: (1) adding the words "each of the following conditions are first satisfied" immediately after the clause "provided that" in the fourth line thereof; and (2) subsection (ii) is hereby amended in its entirety to read as follows: "the terms and conditions of the Refinancing Indebtedness, including the required principal payments or prepayments and interest rate, are to the Company at least as favorable as, and no more restrictive than, the terms and conditions of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;".

         2. Section 2.01(a) of the Original Indenture is hereby amended in its entirety to read as follows: "The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture."

         3. Section 2.05(c) of the Original Indenture is hereby amended by adding the words "or mandatory" immediately after the word "optional" in the first line thereof.

         4. The first sentence of Section 3.01 of the Original Indenture is hereby amended, in its entirety, to read as follows: "If the Company elects to redeem Notes pursuant to paragraph 6(a) thereof or is required to redeem Notes pursuant to paragraph 6(b) thereof, it shall, in any such case, notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed."

         5. A new Section 3.07 is hereby added to the Indenture, which shall read in its entirety as follows:

                           SECTION 3.07. Cash Sweep Payment. The Company shall
                  redeem Notes following the end of each Fiscal Year in accordance with the procedures set forth in this Section 3.07. Within thirty (30) days following the delivery by the Company to the Trustee and the Senior Lender of the audited financial statements of the Company and its Subsidiaries for each Fiscal Year ending after the date of the Fourth Supplemental Indenture, but in no event later than one hundred twenty (120) days following the end of each such Fiscal Year, the Company shall redeem Notes by paying an amount (the "Cash Sweep Payment") equal to 60% of the Company's Consolidated Excess Cash for such Fiscal Year to the Trustee. Each Cash Sweep Payment shall be used to redeem, on a pro rata basis, the outstanding Notes at a redemption price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, a Cash Sweep Payment shall be paid by the Company only if each of the Cash Sweep Payment Conditions is first satisfied. The "Cash Sweep Payment

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                  Conditions" are as follows: (i) the payment is made after the
                  Senior Lender shall have received the Company's audited financial statements required by the Bank Facility; and (ii) the Credit Availability Amount on the date of such payment and for each day during the 90-day period immediately preceding the date of such payment equals or exceeds $5.0 million, in each case determined on a pro forma basis after giving effect to such payment. At the time that a Cash Sweep Payment is made, the Company shall deliver to the Trustee a certificate (as set forth in Section 11.05) confirming that the Cash Sweep Payment Conditions have been satisfied and setting forth the applicable calculations showing satisfaction thereof.

         6.       Section 4.01 of the Indenture is hereby amended to add ",
Section 4.22" immediately after the word "Section 4.11" in the second sentence of the second paragraph thereof.

         7. Section 4.05 of the Indenture is hereby amended to add "except as otherwise provided in any of the Collateral Documents," immediately prior to the word "nothing" in the seventh line thereof.

         8. Section 4.08 of the Indenture is hereby amended by adding the following sentence at the end thereof: "Notwithstanding anything set forth in this Section 4.08, in no event shall the Company be permitted to assume or otherwise become responsible for making any payments with respect to any Indebtedness of PFMI other than the Assumed PFMI Indebtedness, which shall be subordinated as set forth in Section 4.21."

         9. Section 4.09(b)(i) of the Indenture is hereby amended by deleting the words "or Subordinated Obligations" in the second line thereof.

         10. Section 4.09(b)(ii) of the Indenture is hereby amended by: (1) deleting the word "Indebtedness" in the fourth line thereof and substituting therefor the words "Subordinated Obligations" and deleting the word "is" and substituting therefor the word "are" and (2) adding the following proviso at the end thereof: "and provided, further, however, that in the case of any refinancing of Assumed PFMI Indebtedness with Subordinated Obligations of the Company, such Subordinated Obligations must have a maturity date that is no earlier than the maturity date of the Assumed PFMI Indebtedness being refinanced thereby and on terms no more favorable to the lender of such Subordinated Obligations than the Assumed PFMI Indebtedness; and".

         11. Section 4.09(b)(iii) of the Indenture is hereby deleted in its entirety.

         12.      Section 4.09(b)(iv) of the Indenture is hereby renumbered as
Section 4.09(b)(iii).

         13. Section 4.09 of the Indenture is hereby amended to add a new subsection (c) thereto, which shall read, in its entirety, as follows: "(c) Notwithstanding anything set forth in this Section 4.09, in no event shall the Company be permitted to declare or make, or permit any of its respective Subsidiaries to declare or make, any Distributions. "Distribution" shall mean
(i) the payment of any dividends or other distributions on capital stock of a corporation or

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membership interests of the limited liability company (except distributions in such stock or membership interests) or (ii) the redemption or acquisition of securities (or any warrant or option for the purchase of any such securities) unless made contemporaneously from the net proceeds of the sale of such securities."

         14. Section 4.12 of the Indenture is hereby amended, in its entirety, to read as follows:

                           "SECTION 4.12 Limitation on Affiliate Transactions.
                  Except for those transactions specifically listed below, the Company shall not, and shall not permit any Restricted Subsidiary, to enter into or permit to exist any transaction with any Affiliate of the Company (an "Affiliate Transaction"):

                           (i)         compensation arrangements with directors
                                    and officers of the Company (other than
                                    Covered Executives) in their capacities as such, which shall be approved by the Board of Directors of the Company including the Independent Director;

                           (ii)        compensation arrangements with the
                                    Covered Executives that meet the
                                    requirements of Section 4.20 hereof;

                           (iii)       the loan of $5,000,000 to James
                                    Richardson pursuant to the promissory note dated January 31, 2000 pledged as Collateral to the Senior Lender and the Trustee, until a Change of Control occurs as provided in
                                    Section 4.14(a)(i) or (ii);

                           (iv)        the lease agreement dated September 1,
                                    1998 between the Company and Columbia Hill
                                    Land, LLC with respect to the Company's
                                    Hickory, North Carolina office; provided that annual payments of rent under that lease do not exceed $116,000;

                           (v)         the continuance of the guarantees of the
                                    value and validity of the collateral
                                    securing the Senior Debt made by James
                                    Richardson and David Clark;

                           (vi)        the assumption by the Company of the
                                    Assumed PFMI Indebtedness, which shall be subordinated as set forth in Section 4.21; and

                           (vii)       the transfer by Columbia Hill Aviation,
                                    LLC to the Company of title to the British
                                    Aerospace BAe Series 800A aircraft and
                                    engines and the assumption by the Company of the purchase money debt secured thereby owing to

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                                    Bombardier Capital, Inc. under a term loan
                                    agreement dated December 11, 2001, as
                                    amended March 1, 2002."

         15. A new Section 4.20 is hereby added to the Indenture, which shall read in its entirety as follows:

                           "SECTION 4.20 Limitation on Compensation of Covered
                  Executives. The aggregate annual base cash compensation or management or consulting fees payable, collectively, to the Covered Executives, Affiliates of the Covered Executives, or management companies on behalf of the Covered Executives (collectively, the "Covered Executive Group"), shall not exceed $2.2 million and the aggregate annual benefits and perquisites provided, collectively, to the Covered Executives shall be similar in type to those benefits and perquisites described on Exhibit B hereto and shall not exceed $500,000 in aggregate value per Fiscal Year; provided that:

                           (a) the Covered Executive Group also shall, collectively, be eligible to receive up to $1.2 million in the aggregate in annual bonus compensation with respect to a Fiscal Year of the Company, if the Company's Consolidated EBITDA for that Fiscal Year is equal to or greater than $35.0 million. For the purpose of calculating the annual bonus compensation for the Company's 2004 Fiscal Year, Consolidated EBITDA for such Fiscal Year shall be deemed to be equal to: the Company's Consolidated EBITDA for the period from August 1, 2003 through the end of the Company's 2004 Fiscal Year, as such amount shall be annualized; and

                           (b) the Covered Executives also shall be eligible to receive, collectively, additional annual bonus compensation, with respect to a Fiscal Year of the Company, from a bonus pool (the "Additional Bonus Pool"), the maximum amount of which shall be calculated for each Fiscal Year of the Company as follows:

                                    (i)           With respect to the first $2.0
                                             million in aggregate principal
                                             amount of the Notes that are
                                             redeemed as the result of the Cash
                                             Sweep Payment in that Fiscal Year,
                                             $0 shall be added to the Additional
                                             Bonus Pool for that Fiscal Year;

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                                    (ii)          With respect to the next $2.0
                                             million in aggregate principal
                                             amount of the Notes that are
                                             redeemed as the result of the Cash
                                             Sweep Payment in that Fiscal Year,
                                             5% of such amount so redeemed
                                             thereby shall be added to the
                                             Additional Bonus Pool for that
                                             Fiscal Year;

                                    (iii)         With respect to the next $2.0
                                             million in aggregate principal
                                             amount of the Notes that are
                                             redeemed as the result of the Cash
                                             Sweep Payment in that Fiscal Year,
                                             10% of such amount so redeemed
                                             thereby shall be added to the
                                             Additional Bonus Pool for that
                                             Fiscal Year;

                                    (iv)          With respect to the next $2.0
                                             million in aggregate principal
                                             amount of the Notes that are
                                             redeemed as the result of the Cash
                                             Sweep Payment in that Fiscal Year,
                                             15% of such amount so redeemed
                                             thereby shall be added to the
                                             Additional Bonus Pool for that
                                             Fiscal Year;

                                    (v)           With respect to each
                                             additional $2.0 million in
                                             aggregate principal amount of the
                                             Notes that are redeemed as the
                                             result of the Cash Sweep Payment in
                                             that Fiscal Year, an additional 5%
                                             of such amount so redeemed thereby
                                             shall be added to the Additional
                                             Bonus Pool for that Fiscal Year.

                           The amounts added to the Additional Bonus Pool for a
                  Fiscal Year shall be based only on the aggregate principal amount of the Notes redeemed as a result of the Cash Sweep Payment in that Fiscal Year, calculated as provided in this
                  Section 4.20. No other Note redemptions or repayments of any kind shall be included in the calculation of the Additional Bonus Pool."

         16. A new Section 4.21 is hereby added to the Indenture, which shall read, in its entirety, as follows:

                           "SECTION 4.21 Subordination of Assumed PFMI
                  Indebtedness. The Assumed PFMI Indebtedness shall be subordinated in right of payment to the Senior Debt, the Notes, and to all other Indebtedness of the Company not expressly subordinated to the Assumed PFMI Indebtedness or declared to be pari passu with the Assumed PFMI Indebtedness. Subject to such subordination, the Assumed PFMI Indebtedness shall be subject to repayment only in accordance with the amortization schedule attached hereto as Exhibit C; provided, however, that the Assumed

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

                  PFMI Indebtedness may be refinanced in accordance with the terms of Section 4.09 (b)(ii) hereof. For every full Fiscal Year (or part thereof in the case of Fiscal Year 2004) following the date hereof, the Company shall not permit any amortization of principal or interest of the Assumed PFMI Indebtedness if, after taking into account such amortization, Consolidated Excess Cash for such Fiscal Year (or part thereof in the case of Fiscal Year 2004) would be reduced below zero.

         17. A new Section 4.22 is hereby added to the Indenture, which shall read, in its entirety, as follows:

                           "SECTION 4.22 Repurchase of Notes on March 31, 2005.

                           (a) Each Holder shall have the right to require that the Company repurchase such Holder's Notes pursuant to the offer described in Section 4.22(b) hereof (the "2005 Offer") at a purchase price in cash in an amount equal to 100% of the aggregate principal amount of such Notes (the "2005 Offer Purchase Price") (or portions thereof) to be redeemed plus accrued and unpaid interest (in $1,000 multiples) on March 31, 2005 (the "2005 Offer Purchase Date") (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

                           (b) At least thirty (30) days prior to January 1, 2005, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                                    (i)           That on March 31, 2005, the
                                             Holders have the right to require
                                             the Company to repurchase their
                                             Notes, that the 2005 Offer is being
                                             made pursuant to this Section 4.22
                                             and that all Notes that are timely
                                             tendered will be accepted for
                                             payment;

                                    (ii)          the 2005 Offer Purchase Price
                                             to be paid with respect to Notes
                                             tendered;

                                    (iii)         that any Notes or portions
                                             thereof not tendered or accepted
                                             for payment will continue to accrue
                                             interest;

                                    (iv)          that, unless the Company

                                             defaults in the payment of the 2005
                                             Offer Purchase Price with respect
                                             thereto, all Notes or portions
                                             thereof accepted for payment
                                             pursuant to the 2005 Offer shall
                                             cease to accrue interest from and
                                             after the 2005 Offer Purchase Date;

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

                                    (v)           that any Holder may elect to
                                             have any Notes or portions thereof
                                             purchased pursuant to the 2005
                                             Offer by completing the form
                                             entitled "Option of Holder to Elect
                                             Purchase" on the reverse of such
                                             Notes and tendering the Notes to
                                             the Paying Agent at the address
                                             specified in the notice no later
                                             than January 15, 2005. Any Holder
                                             not completing such form and
                                             tendering such Holder's Notes to
                                             the Paying Agent by January 15,
                                             2005 shall be automatically deemed
                                             to have irrevocably waived its
                                             right to require the Company to
                                             repurchase such Holder's Notes
                                             pursuant to the 2005 Offer;

                                    (vi)          that no Holder shall be
                                             entitled to withdraw such election
                                             once made;

                                    (vii)         that any Holder electing to
                                             have Notes purchased pursuant to
                                             the 2005 Offer must specify the
                                             principal amount that is being
                                             tendered for purchase;

                                    (viii)        that the Trustee will return
                                             to the Holder of a Global Note that
                                             is being purchased in part, such
                                             Global Note with a notation on
                                             Schedule A thereof adjusting the
                                             principal amount thereof to be
                                             equal to the unpurchased portion of
                                             such Global Note; and

                                    (ix)          any other information
                                             necessary to enable any Holder to
                                             tender Notes and to have such Notes
                                             purchased pursuant to this Section
                                             4.22.

                           (c) On the 2005 Offer Purchase Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the 2005 Offer, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the 2005 Offer Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. Subject to the provisions of
                  Section 4.01 hereof, the Paying Agent shall promptly send by first-class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the 2005 Offer Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the 2005 Offer on or as soon as practicable after the 2005 Offer Purchase Date. For purposes of this Section 4.22, the Trustee shall act as the Paying Agent.

                           (d) Upon surrender of a Global Note that is purchased in part pursuant to the 2005 Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) and 4.22 hereof.

                           (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
                  Section 4.22. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.22, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section
                  4.22 by virtue thereof.

                           (f) Notwithstanding any delay or failure by the Company to give notice of the 2005 Offer, each Holder shall have the right to tender its Notes for purchase in accordance with this Section 4.22."

         18. A new Section 4.23 is hereby added to the Indenture, which shall read, in its entirety, as follows:

                           "SECTION 4.23  Corporate Governance and Oversight.

                           (a) The Company shall at all times follow currently accepted "best practices" for a private company of its approximate size operating in the food processing industry in its governance and financial reporting.

                           (b) The Company shall, within 90 days following the earlier of the end of a Fiscal Year or the date of the Fourth Supplemental Indenture, engage and continue to engage, and pay the reasonable expenses of an independent audit firm to monitor compliance with the covenants and other provisions set forth in the Indenture for each Fiscal Year.

                           (c) The Company and its shareholder PFMI agree that so long as any of the Notes remain outstanding, at least one independent director (the "Independent Director") acceptable to both the Company and the holders of a majority in principal amount of the Notes then outstanding shall be a member of the Board of Directors of the Company. The holders of a majority in principal amount of the Notes then outstanding shall approve the Independent Director each year following the date of the Fourth

                  Supplemental Indenture. The Independent Director shall be covered by directors and officers liability insurance and indemnification by the Company to the same extent as the other directors of the Company, and the Company shall continue to maintain such directors and officers liability insurance coverage for so long as it is obligated hereunder to maintain an Independent Director as a member of the Board of Directors. The Independent Director shall not be removed by PFMI without the prior written consent of the holders of a majority in principal amount of the Notes then outstanding. On any removal or resignation of the Independent Director, the provisions of
                  Section 4.23(c) and (d) shall apply to his or her replacement.

                           (d) The Company shall cause to be delivered to the Noteholders and the Trustee no later than ten (10) business days following the date of the resignation or removal of the Independent Director, a consent solicitation seeking approval of the Majority Holders of the Company's nominee for the Independent Director. The Company shall provide the information required by Item 404(a) and (b) of Regulation S-K with respect to such nominee. Following the receipt of the approval of the Majority Holders for the Company's nominee, said nominee shall be appointed as a member of the board of directors of the Company in accordance with standard procedures for the seating of a director and shall serve as the Independent Director. If the Majority Holders have not approved the Company's nominee within fourteen (14) days following the date the consent solicitation seeking approval for the Company's nominee is caused to be delivered to the Noteholders and the Trustee, the consent solicitation shall close. The Noteholders may then nominate a candidate for the Independent Director (the "Noteholder Nominee") by providing written notification to the Company (with a copy to the Trustee) setting forth the Noteholder Nominee and providing information regarding any affiliations the Noteholder Nominee has with any Noteholder. Upon the Company's approval of the Noteholder Nominee, he or she shall be appointed as a member of the board of directors of the Company in accordance with standard procedures for the seating of a director and shall serve as the Independent Director. If an Independent Director has not been selected to become a member of the Company's board of directors by the fortieth (40th) day following the removal or resignation of the Independent Director, then the parties hereby agree to submit the selection of the Independent Director within five (5) days of such date to a single arbitrator selected by the American Arbitration Association in Wilmington, Delaware, in accordance with the rules of the American Arbitration Association then in effect, except as follows: Each of the Company and the Noteholders may submit to the arbitrator one additional nominee, as well as their respective original nominees, in each case with the information required by Item 404(a) and (b) of Regulation S-K with respect to such nominee. The venue of the arbitration shall be at the offices of the neutral arbitrator in Wilmington, Delaware unless otherwise agreed by the parties. The award of the arbitrator shall be specifically enforceable in any court of competent jurisdiction. The arbitrator shall make the final, nonappealable selection of the Independent Director within fifteen (15) days, and such person selected as the Independent Director shall be appointed as a member of the board of directors of the Company in accordance with standard procedures for the seating of a director and shall serve as the Independent Director."

         19. Section 5.01 of the Indenture is hereby amended by adding a new subsection (c) thereto which shall read, in its entirety, as follows:

                           "(c) Notwithstanding anything set forth in this
                  Section 5.01 to the contrary, in no event shall PFMI be merged with or into the Company."

         20. A new ARTICLE 5A is hereby added to the Indenture, which shall read, in its entirety, as follows:

                                   ARTICLE 5A

                                    SECURITY

                           SECTION 5A.01  Security.

                           The performance of the obligations of the Company and
                  the Subsidiary Guarantors under the Notes and the Indenture are secured by the Collateral Documents to the extent specified in the Collateral Documents.

                           SECTION 5A.02  Recording, etc.

                           The Company and the Subsidiary Guarantors will cause
                  the applicable Collateral Documents and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re recorded, re filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect (a) the Lien on the Collateral securing (for the benefit of the Holders) the obligations under the Notes, (b) the Lien of the Subsidiary Guarantors securing (for the ratable benefit of the Holders) the guaranteed obligations under the Indenture and to effectuate and preserve the security of the Holders and all rights of the Trustee under the Indenture and the Collateral Documents.

                           The Company and the Subsidiary Guarantors shall
                  furnish to the Trustee:

                           (a) promptly after the execution and delivery of this Fourth Supplemental Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of the Indenture, all applicable Collateral Documents, financing statements and all other instruments necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

                           (b) within 30 days after the end of a Fiscal Year in each year beginning with Fiscal Year 2005, an Opinion of Counsel, dated as of such date, either (i)(1) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re recording, re registering and re filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and (2) stating that, based on all relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding twelve (12) months fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

                           SECTION 5A.03  Protection of the Trust Estate.

                           Upon prior written notice to the Company and the
                  Subsidiary Guarantors, the Trustee shall have the power subject to the provisions of the Subordination Agreement (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the

                  Collateral Documents; and (ii) to enforce the obligations of the Subsidiary Guarantors and/or the Company under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom.

                           SECTION 5A.04 Release of Lien.

                           (a) Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and the Subordination Agreement and as provided hereby.

                           (b) Upon the request of the Company pursuant to an Officers' Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met (and at the sole cost and expense of the Company), the Trustee shall release: (i) Collateral which is the subject of an Asset Sale, provided that the Net Proceeds from such Asset Sale are applied in accordance with Section 4.11 hereof; (ii) machinery and equipment sold in the ordinary course of the Company's business; (iii) Collateral which may be released with the consent of the Holders pursuant to Section 9.02 hereof; and
                  (iv) all Collateral (except as provided in Article 8 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof.

                           (c) Upon receipt of such Officers' Certificate, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

                           (d) The release of any Collateral from the Lien under this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

                           SECTION 5A.05. Subordination of Liens. The Liens
                  granted to the Trustee pursuant to the Collateral Documents shall be subordinated in right of priority to all of the Liens granted as security for the Senior Debt in the manner and to the extent provided in the Subordination Agreement. Each of the Collateral Documents shall contain the legend required by the terms of the Subordination Agreement.

         21. Section 6.01 of the Indenture is hereby amended by (a) adding the section references "4.12, 4.20, 4.22, 4.23(b)" immediately after the section reference "4.14" in the second line of subsection (c) thereof; (b) by deleting the word "or" at the end of subsections (f), (g) and (h); (c) by deleting the period at the end of subsection (i) and adding ";" to the end thereof; and (d) by adding subsections (j) and (k) to the end thereof to read, in their entirety, as follows:

                           "(j) the Company or either Subsidiary Guarantor
                  breaches or fails to comply with any agreement, covenant or provision of any of the Collateral Documents and such default has occurred and is continuing for the period specified therein; or

                           (k) the repudiation by the Company or either
                  Subsidiary Guarantor of its obligations under, the initiation or prosecution of any claim, action or other proceeding by the Company or either Subsidiary Guarantor or their Affiliates challenging the enforceability of, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any of the Collateral Documents that would impair the benefits to the Trustee or the Holders thereunder."

         22. Section 6.03 of the Indenture is hereby amended by adding the words "or any of the Collateral Documents" immediately after the word "Indenture" in the fourth line of the second paragraph thereof.

         23. Section 6.07 of the Indenture is hereby amended by adding the following words to the end thereof, immediately before the period: ", except that no Holder shall have the right to institute any such suit or take any action if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment or loss of the Lien of the Collateral Documents upon any property subject to such Lien; provided that the foregoing shall not prevent the Trustee from instituting any such suit or taking such action at the direction of and/or with the written consent of the Holders of at least a majority in principal amount of the Notes".

         24. Section 7.01(b)(2) of the Indenture is hereby amended by adding the words "and the Collateral Documents" immediately after the word "Indenture" in each of the fourth and sixth lines thereof.

         25. Section 7.04 of the Indenture is hereby amended by adding the words ", the Collateral Documents" immediately after the word "Indenture" in the second and fourth lines thereof.

         26. Section 8.01(a)(ii) of the Indenture is hereby amended by (a) adding the words ", as a result of the repurchase rights set forth in Section 4.11, 4.14 or 4.22 hereof" immediately after the word "Maturity" in the second line thereof, (b) adding the words "or repurchase" immediately after the word "redemption" in the fourth line thereof and (c) adding the words ", applicable repurchase date" immediately after the word "Maturity" in the fifth line thereof.

         27. Section 8.01(b)(ii) of the Indenture shall be amended by adding the words "and Sections 4.20 through 4.23" immediately after the word "4.15" in the first line thereof.

         28. Section 9.01(b) of the Indenture is hereby amended by adding the following words to the end thereof, immediately before the semicolon: "or as permitted in Article 5A".

         29. Section 9.02(f) of the Indenture is hereby amended by deleting the final word "or". Section 9.02(g) of the Indenture shall be amended by adding the words "any of the Collateral Documents or" immediately after the word "in" thereof and by replacing the period with the clause "; or".

         30. Section 9.02 of the Indenture is hereby amended by adding a subsection (h) thereto to read, in its entirety, as follows:

                           "(h) to directly or indirectly release all or
                  substantially all of the Liens granted pursuant to the Collateral Documents."

         31. Section 11.01 of the Indenture is hereby amended by replacing the words "another provision which is required to be included in this Indenture by the TIA, the required provision shall control" with "the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control."

         32. Section 11.02 of the Indenture is hereby amended by restating in its entirety the address for notice to the Company or any Guarantor to read as follows:

                                   "Pierre Foods, Inc.
                                   9990 Princeton Road
                                   Cincinnati, Ohio 45246
                                   Attention: Chief Financial Officer"

         33. Section 11.02 of the Indenture shall be amended by restating in its entirety the address for notice to the Trustee to read as follows:

                                   "U.S. Bank National Association
                                   One Federal Street - 3rd Floor
                                   Boston, MA 02110
                                   Attention: Corporate Trust Services
                                   (Pierre Foods, Inc. (f/k/a Fresh Foods, Inc.) Senior Notes Due 2006)"

         34. A new ARTICLE 12 is hereby added to the Indenture, which shall read, in its entirety, as follows:

                                   ARTICLE 12

                                  SUBORDINATION

                           The Company agrees, and each Holder by accepting a
                  Note
                  agrees, that the Liens securing the Notes granted pursuant to this Indenture and the Collateral Documents are subordinated to the extent and in the manner provided in the Subordination Agreement annexed hereto as Exhibit D.

                                   ARTICLE II

                               WAIVER AND RELEASE

         Pursuant to Section 6.04 of the Original Indenture providing that certain past Defaults or compliance with any provisions of the Indenture may be waived with the consent of the Majority Holders, as of the date of this Fourth Supplemental Indenture, consents were received from the Holders of 97.74% of the aggregate principal amount of the outstanding Notes to waive any and all Defaults by the Company under the Indenture occurring on or prior to the date hereof.

         In connection with the receipt of consents from the Majority Holders, the Trustee, on behalf of the Holders, in their capacities as such, fully and forever waives any defaults or events of default under the Indenture existing on the date hereof that are capable of being waived by the holders of a majority of the aggregate principal amount of the Notes outstanding, including any Defaults or Events of Default and those Defaults and Events of Default previously alleged by certain of the Noteholders. Notwithstanding the foregoing, the waiver of the Default of Section 4.07 of the Original Indenture (requiring filing of reports with the SEC) shall be effective only upon the Company's filing of its delinquent SEC reports within the time period set forth in Article III, Section 2 of this Fourth Supplemental Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

         1. The execution of this Fourth Supplemental Indenture and the Subordination Agreement by the Trustee (the "Closing") shall be subject to the satisfaction by the Company of each of the following conditions, and shall occur on a date mutually agreed upon by the parties (the "Closing Date") following satisfaction of these conditions precedent, which will be no later than five (5) business days after the closing of the consent solicitation effectuated by the Company to obtain the consent of the Majority Holders set forth in subsection
(a) below. At the Closing, the Company shall deliver to the Trustee a certificate (as set forth in Section 11.05) confirming that each of the following conditions has been satisfied:

                  (a) Receipt of consents of the Majority Holders to the amendments to the Original Indenture set forth in this Fourth Supplemental Indenture and the Subordination Agreement;

                  (b)      Satisfaction of the requirements of Sections 9.02 and
         9.06 of the Indenture;

                  (c) The Company has paid (or has reimbursed the Noteholders for) the reasonable fees and disbursements of Anderson Kill & Olick, P.C. incurred in connection with the Company to the extent that the same have not previously been paid by the Company;

                  (d) The Company has paid the reasonable fees and disbursements (not to exceed $112,500) charged by CIBC in connection with its engagement by the Noteholders to perform financial due diligence of the Company;

                  (e) The Company has paid the outstanding fees and disbursements of the Trustee;

                  (f) The Company has paid the reasonable fees and disbursements of Shipman & Goodwin LLP, counsel to the Trustee;

                  (g) The Company has obtained an executed Consent to Assignment from each party to whom the Assumed PFMI Indebtedness is owed, such consents to be in substantially in the form agreed to by the Company and Anderson Kill & Olick, P.C. on January 30, 2004, with such changes therein as do not materially impair the rights of the Noteholders as set forth herein or in the Collateral Documents; and

                  (h)      The Company has paid the Consent Fee Payment to the
         Trustee.

         2. At the Closing, the Company, the Subsidiary Guarantors and PFMI shall enter into the each of the agreements set forth below to which such party is a party:

                  (a)      Fourth Supplemental Indenture;

                  (b)      Acknowledgement of the Subordination Agreement;

                  (c) Assignment and Assumption and Subordination Agreement between the Company and PFMI substantially in the form agreed to by the Company and Anderson Kill & Olick, P.C. on January 30, 2004, with such changes therein as do not materially impair the rights of the Noteholders as set forth herein or in the Collateral Documents;

                  (d) Termination Agreements substantially in the form agreed to by the Company and Anderson Kill & Olick, P.C. on January 30, 2004, with such changes therein as do not materially impair the rights of the Noteholders as set forth herein or in the Collateral Documents, terminating all Affiliate Transactions except those permitted under
         Section 4.12;

                  (e) the Collateral Documents substantially in the form agreed to by the Company and Anderson Kill & Olick, P.C. on January 30, 2004, with such changes therein as do not materially impair the rights of the Noteholders as set forth herein or in the Collateral Documents

                  (f) Transfer and Assumption Agreement between the Company and Columbia Hill Aviation LLC, pursuant to which Columbia Hill Aviation, LLC to the Company shall convey title to the British Aerospace BAe Series 800A aircraft and engines to the Company, and the Company shall assume the purchase money debt secured thereby owing to Bombardier Capital, Inc. under a term loan agreement dated December 11, 2001, as amended March 1, 2002; and

                  (g)      Amendment No. 1 to, and Consent under, the Bank
         Facility.

         3. The Company shall comply with the following covenants following the Closing:

                  (a) The Company shall file the following reports with the SEC on the business day next following the date of this Fourth Supplemental Indenture: (a) the Company's Annual Report on Form 10 K with respect to its Fiscal Year ended March 1, 2003; (b) the Company's Quarterly Report on Form 10-Q with respect to the fiscal quarter ended May 31, 2003; (c) the Company's Quarterly Report on Form 10-Q with respect to the fiscal quarter ended August 30, 2003; and (d) the Company's Quarterly Report on Form 10-Q with respect to the fiscal quarter ended November 29, 2003.

                  (b) The Company shall cause to be delivered to the Noteholders and the Trustee no later than ten (10) business days following the Closing Date, a consent solicitation seeking approval of the Majority Holders of the Company's nominee for the Independent Director. The Company shall provide the information required by Item 404(a) and (b) of Regulation S-K with respect to such nominee. Following the receipt of the approval of the Majority Holders for the Company's nominee, said nominee shall be appointed as a member of the board of directors of the Company in accordance with standard procedures for the seating of a director and shall serve as the Independent Director. If the Majority Holders have not approved the Company's nominee within fourteen (14) days following the date the consent solicitation seeking approval for the Company's nominee is caused to be delivered to the Noteholders and the Trustee, the consent solicitation shall close. The Noteholders may then nominate a candidate for the Independent Director (the "Noteholder Nominee") by providing written notification to the Company (with a copy to the Trustee) setting forth the Noteholder Nominee and providing information regarding any affiliations the Noteholder Nominee has with any Noteholder. Upon the Company's approval of the Noteholder Nominee, he or she shall be appointed as a member of the board of directors of the Company in accordance with standard procedures for the seating of a director and shall serve as the Independent Director. If an Independent Director has not been selected to become a member of the Company's board of directors by the fortieth (40th) day following the Closing Date, then the parties hereby agree to submit the selection of the Independent Director within five (5) days of such date to a single arbitrator selected by the American Arbitration Association in Wilmington, Delaware, in accordance with the rules of the American Arbitration Association then in effect, except as follows: Each of the Company and the Noteholders may submit to the arbitrator one additional nominee, as well as their respective original nominees, in each case with the information required by Item 404(a) and (b) of Regulation S-K with respect to such nominee. The venue of the arbitration shall be at the offices of the neutral arbitrator in Wilmington, Delaware unless otherwise agreed by the parties. The award of the arbitrator shall be specifically enforceable in any court of competent jurisdiction. The arbitrator shall make the final, nonappealable selection of the Independent Director within fifteen (15) days, and such person selected as the Independent Director shall be appointed as a member of the board of directors of the Company in accordance with standard procedures for the seating of a director and shall serve as the Independent Director.

         4. Exhibit A, Exhibit B, Exhibit C and Exhibit D attached to this Fourth Supplemental Indenture shall be Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively, to the Indenture. Exhibits A, B, C and D attached to the Original Indenture, and all references in the Original Indenture to such exhibits, are hereby deleted from the Indenture.

         5. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this Fourth Supplemental Indenture. The Trustee is relying on the Opinion of Counsel and the Officers' Certificate delivered to the Trustee by the Company stating that this Fourth Supplemental Indenture complies with and has received all necessary authorizations under the Original Indenture, including, without limitation, Section 9.02 thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture, except for the Trustee's certificate of authentication, or the due execution hereof by the Company and the Subsidiary Guarantors, or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Subsidiary Guarantors.

         6. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Original Indenture.

         7. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

ATTEST:                                           PIERRE FOODS, INC.

     /S/ Robyn S. Queen                           By:   /S/ Pamela M. Witters
-------------------------------                       --------------------------
Name: Robyn S. Queen                                  Name: Pamela M. Witters
Title:                                                Title: CFO

ATTEST:                                           FRESH FOODS PROPERTIES LLC

     /S/ Robyn S. Queen                           By:   /S/ Pamela M. Witters
-------------------------------                       --------------------------
Name: Robyn S. Queen                                  Name: Pamela M. Witters
Title:                                                Title: Manager

ATTEST:                                           COMPASS OUTFITTERS LLC

     /S/ Robyn S. Queen                           By:   /S/ Pamela M. Witters
-------------------------------                       --------------------------
Name: Robyn S. Queen                                  Name: Pamela M. Witters
Title:                                                Title: Manager

                                                  U.S. BANK NATIONAL
                                                  ASSOCIATION, AS TRUSTEE

                                                  By: /S/ Alison D.B. Nadeau
                                                      --------------------------
                                                      Name: Alison D.B. Nadeau
                                                      Title: Vice President

                                                  PF MANAGEMENT, INC. (WITH
                                                  RESPECT TO THE PROVISIONS OF
                                                  SECTION 4.23(c) AND (d) AND
                                                  ARTICLE III, SECTION 3(b)

                                                  By:   /S/ David R. Clark
                                                      --------------------------
                                                      Name: David R. Clark
                                                      Title: President

                                    EXHIBIT A

                                  Form of Note

                                                                       EXHIBIT A

                                FORM GLOBAL NOTE

                                  FACE OF NOTE

                               PIERRE FOODS, INC.

No. ___________                                         CUSIP No. ______________

                  [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO PIERRE FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE.]

                                   GLOBAL NOTE

                   REPRESENTING 10 3/4% SENIOR NOTES DUE 2006

         Pierre Foods, Inc., a North Carolina corporation, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on June 1, 2006.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 1998.

         Record Dates: May 15 and November 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, Pierre Foods, Inc. has caused this Note to be duly executed.

                                             PIERRE FOODS, INC.

                                             By: ______________________________
                                                 Name:
                                                 Title:

Attest: _________________

Dated: _________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association,
    as Trustee, certifies that this
    is one of the Notes referred
    to in the Indenture

By: _________________
    Authorized Signatory

                                REVERSE SIDE NOTE

                               PIERRE FOODS, INC.

                                      NOTE

                   REPRESENTING 10-3/4% SENIOR NOTES DUE 2006

1.       Indenture

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10-3/4% Senior Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $115,000,000, issued under an indenture dated as of June 9, 1998, as supplemented from time to time, the "Indenture") among the Company, as issuer and the guarantors listed on Annex A hereto (collectively, the "Guarantors"), and U.S. Bank National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

2.       Principal  and Interest

         Pierre Foods, Inc., a North Carolina corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

         The Company shall pay interest at a rate of (i) 10.75% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for until __________, 2004, (ii) 12.25% per annum from __________, 2004 or the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for until March 31, 2005 and (iii) 13.25% per annum from April 1, 2005 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, in each case, semiannually in arrears on June 1 and December 1 of each year, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium and Defaulted interest at the applicable interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11,
Section 4.14 or Section 4.22 of the Indenture, or otherwise.

3.       Method of Payment

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

4.       Paying Agent and Registrar

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

5.       Guarantees

         This Note is entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior unsecured basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

6.       Redemption

         (a) Optional Redemption. The Notes are subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period beginning June 1 of the years indicated below:

YEAR                                PERCENTAGE
----                                ----------
2003                                102.688%
2004 and thereafter                 100.000%

         (b) Mandatory Redemption

         Within 30 days following the delivery by the Company to the Trustee and the Senior Lender of the audited financial statements for the Company and its Subsidiaries for the 2005 and 2006 Fiscal Years, but in no event later than 120 days following the end of each such Fiscal Year, the Company shall make a payment to the Trustee equal to 60% of the Company's Consolidated Excess Cash for such Fiscal Year (the "Cash Sweep Payment"), if, but only if, each of the Cash Sweep Payment Conditions are first satisfied. The Cash Sweep Payment shall be used to redeem, on a pro rata basis, outstanding Notes, at a redemption price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

7.       Notice of Redemption

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to

Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         In the case of a redemption pursuant to Section 6(a) above, if fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. In the case of a redemption pursuant to Section 6(b) above, if fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata. In either case, the Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

8.       Repurchase at the Option of Holders upon Change of Control

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

9.       Repurchase at the Option of Holders upon Asset Sale

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes, or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

10.      Repurchase at the Option of Holders on March 31, 2005

         At least thirty (30) days prior to January 1, 2005, the Company shall send or cause to be sent, by first-class mail, postage prepaid, a notice regarding the 2005 Offer to each Holder. Pursuant to the 2005 Offer, the Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tending this Note to the Paying Agent no later than January 15, 2004. On March 31, 2005, the Company shall purchase all Notes from Holders electing to have their Notes purchased on such date at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the 2005 Offer Purchase Date. Unless the Company defaults in the payment of the 2005 Offer Purchase Price with respect thereto, all Notes, or portions thereof, tendered for payment pursuant to the 2005 Offer will cease to accrue interest from and after March 31, 2005.

11.      Collateral Documents.

         The Notes are entitled to the benefits of the Collateral Documents which set forth, among other things, the Collateral securing the obligations of the Notes. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time. Each Holder, by accepting a Note, further agrees the Liens securing the Notes granted pursuant to the Indenture and the Collateral Documents are subordinated in right of priority to all of the Liens granted as security for the Senior Debt to the extent and in the manner provided in the Subordination Agreement.

12.      The Global Note.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional or mandatory redemption by the Company, a Change of Control Offer, an Asset Sale Offer or the 2005 Offer, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Note to such Holder; provided that this Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

13.      Transfer and Exchange

         A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

14.      Denominations

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

15.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

16.      Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes;
(ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 11 thereof).

17.      Defaults and Remedies

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) a default in the payment of Indebtedness of the Company or any of its Significant Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Company or any of its Significant Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

18.      Individual Rights of Trustee

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

19.      No Recourse Against Certain Others

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

20.      Authentication

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

21.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ( tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/MIA (Uniform Gift to Minors
Act).

22.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.      Governing Law

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

         Pierre Foods, Inc.
         9990 Princeton Road
         Cincinnati, Ohio  45246
         Attention:  Chief Financial Officer

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $___________________. The following decreases/increases in the principal amount in denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                                         Total Principal
                            Decrease in                                Amount at Maturity
Date of Decrease/       Principal Amount at   Increase in Principal      Following such       Notation Made by or
     Increase                Maturity           Amount at Maturity     Decrease/ Increase    on Behalf of Trustee
-----------------       -------------------   ---------------------    ------------------    --------------------
-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

-----------------       -------------------   ---------------------    ------------------    --------------------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

_____________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Date:  ________________________

______________________________________      ____________________________________
Signature of Holder                         Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to
         Section 4.14 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

[ ] In connection with the 2005 Offer made pursuant to Section 4.22 of the Indenture, the undersigned elects to have

         [ ]      the entire principal amount

         [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest, if any, to the 2005 Offer Purchase Date.

Dated: __________

___________________________________         __________________________________
Signature of Holder                         Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

Fresh Foods Properties LLC

Compass Outfitters LLC

                                    EXHIBIT B

                              Executive Perquisites

401(k) Company match
Auto and related expenses
Club membership, dues and expenses
Group medical insurance
Life insurance

                                    EXHIBIT C

               Assumed PFMI Indebtedness and Amortization Schedule

                                                                                  AMORTIZATION SCHEDULE
                                                                    ----------------------------------------------
                                                     ASSUMED           F2005       F2005       F2005       F2005
                                                      PFMI            5/29/04     8/28/04     11/27/04    2/26/05
                                                  INDEBTEDNESS          Q1           Q2          Q3          Q4
                                                  ------------      ----------------------------------------------
PRINCIPAL BALANCE:
    Bank of Granite                                   300,000               -      100,000          -            -
    Boies Family Limited Partnership                  250,000         250,000            -          -            -
    Branch Banking and Trust Co <A>                    93,556          12,414       12,539     12,664       12,791
    Carolina First Bank                             1,140,000               -      380,000          -            -
    Connor, Charles                                 2,097,773         239,949      245,998    252,199      258,557
    First Century Bank                              3,153,000               -    1,051,000          -            -
    Giordano, Ron                                     500,000               -            -          -            -
    Hash, Cecil                                     2,163,465               -            -          -            -
    Hash, Cecil                                       250,000               -            -          -            -
    Hefner, Larry                                     240,000               -            -          -            -
    Helderman, Donna                                   73,245               -            -          -            -
    Howard, Doug & Donna                              182,970               -            -          -            -
    Howard, Eathel                                     89,160               -            -          -            -
    Howard, Rick                                       94,268               -            -          -            -
    Howard, Rick                                      150,000         100,000            -          -            -
    Lutz, Bobby J.                                     86,798               -            -          -            -
    Lutz, Bobby M.                                     27,638               -            -          -            -
    Miller, Dent                                      807,757          91,564       94,105     96,717       99,401
    Minton, Gary                                      500,000               -            -          -            -
    Peoples Bank                                      900,000               -      300,000          -            -
    Pierre Foods, Inc. <B>                            993,247         993,247            -          -            -
    Potts, Barry                                       22,500               -            -          -            -
    S&D Land Company                                  271,125          30,125       30,125     30,125       30,125
    Sidwell, Greg                                     250,000               -            -          -            -
    S&D Land Company                                   60,356           6,706        6,706      6,706        6,706
    S&D Land Company (Peoples Bank)                   430,000               -            -          -            -
    Wiggins, John                                     250,000               -            -          -            -
                                                                    ----------------------------------------------
                    TOTAL PRINCIPAL REDUCTIONS                      1,724,006    2,220,473    398,411      407,580
                                                                    ----------------------------------------------
                    Less Non- Cash Elimination                       (993,247)           -          -            -
                      TOTAL PRINCIPAL PAYMENTS                        730,759    2,220,473    398,411      407,580
                                                   ----------
                    TOTAL ASSUMED INDEBTEDNESS     15,376,858
                                                   ----------

                                                                 AMORTIZATION SCHEDULE
                                                 -----------------------------------------------------------
                                                  F2006        F2006       F2006       F2006         F2007
                                                 5/28/05      8/27/05     11/26/05    2/25/06       5/27/06
                                                   Q1           Q2           Q3         Q4            Q1
                                                 -----------------------------------------------    --------
PRINCIPAL BALANCE:
    Bank of Granite                                    -       100,000          -           -               -
    Boies Family Limited Partnership                   -             -          -           -               -
    Branch Banking and Trust Co <A>               12,919        13,048     13,178       4,004               -
    Carolina First Bank                                -       380,000          -           -         380,000
    Connor, Charles                              265,075       271,757    278,608     285,631               -
    First Century Bank                                 -     1,051,000          -           -               -
    Giordano, Ron                                      -             -          -           -               -
    Hash, Cecil                                        -             -          -           -       2,163,465
    Hash, Cecil                                        -             -          -           -         250,000
    Hefner, Larry                                      -             -          -           -         240,000
    Helderman, Donna                                   -             -          -           -          73,245
    Howard, Doug & Donna                               -             -          -           -         182,970
    Howard, Eathel                                     -             -          -           -          89,160
    Howard, Rick                                       -             -          -           -          94,268
    Howard, Rick                                  50,000             -          -           -               -
    Lutz, Bobby J.                                     -             -          -           -          86,798
    Lutz, Bobby M.                                     -             -          -           -          27,638
    Miller, Dent                                 102,160       104,995    107,909     110,904               -
    Minton, Gary                                       -             -          -           -               -
    Peoples Bank                                       -       300,000          -           -               -
    Pierre Foods, Inc. <B>                             -             -          -           -               -
    Potts, Barry                                       -             -          -           -          22,500
    S&D Land Company                              30,125        30,125     30,125      30,125          30,125
    Sidwell, Greg                                      -             -          -           -         250,000
    S&D Land Company                               6,706         6,706      6,706       6,706           6,706
    S&D Land Company (Peoples Bank)                    -             -          -           -         430,000
    Wiggins, John                                      -             -          -           -         250,000
                                                 --------------------------------------------   -------------
                    TOTAL PRINCIPAL REDUCTIONS   466,984     2,257,631    436,526     437,370       4,576,875
                                                 --------------------------------------------   -------------
                    Less Non- Cash Elimination         -             -          -           -               -
                      TOTAL PRINCIPAL PAYMENTS   466,984     2,257,631    436,526     437,370       4,576,875

                    TOTAL ASSUMED INDEBTEDNESS


 <A> Principal payments will fluctuate due to variable interest rates

<B> Balance assumed is eliminated against Pierre Foods, Inc. receivable for same amount

                                    EXHIBIT D

                          LIEN SUBORDINATION AGREEMENT

         THIS LIEN SUBORDINATION AGREEMENT (this "Agreement"), made and entered into this _____ day of January, 2004, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Trustee under the Indenture (as defined below) (in such capacity, the "Junior Lienholder" as hereinafter further defined); and FLEET CAPITAL CORPORATION, a Rhode Island corporation (the "Senior Lienholder" as hereinafter further defined);

                                    RECITALS:

         A. Pierre Foods, Inc. (f/k/a Fresh Foods, Inc.) (the "Borrower"), a North Carolina corporation, has issued its Senior Notes due 2006 in the aggregate principal amount of $115,000,000 (hereafter, together with any and all renewals, extensions, substitutions, modifications and consolidations of such Senior Notes, the "Notes") pursuant to that certain Indenture, dated as of June 9, 1998, between the Borrower and certain of its subsidiaries named in such Indenture and the Trustee, as successor to State Street Bank and Trust Company, as supplemented by a certain (i) First Supplemental Indenture dated as of September 5, 1999, (ii) Second Supplemental Indenture dated as of February 26, 1999, (iii) Third Supplemental Indenture dated as of October 8, 1999, and (iv) Fourth Supplemental Indenture dated as of the date hereof (the "Fourth Supplemental Indenture") (collectively, as so amended, together with any and all renewals, extensions, substitutions, modifications and consolidations, the "Indenture").

         B. The Borrower, the Senior Lienholder and the parent company of the Borrower have entered into a certain Loan and Security Agreement, dated August 13, 2003 (such Loan and Security Agreement, as amended, modified, supplemented or restated from time to time, being herein called the "Senior Lienholder Loan Agreement" as hereinafter further defined), pursuant to which, and upon the terms and subject to the conditions contained therein, the Senior Lienholder has agreed to make loans and extend credit and other financial accommodations to the Borrower.

         C. To induce the Senior Lienholder to enter into the Senior Lienholder Loan Agreement and make loans and credit and other financial accommodations to the Borrower thereunder, Fresh Foods Properties, LLC, Columbia Hill Aviation, LLC, Compass Outfitters, LLC, PF Purchasing, LLC, and PF Distribution, LLC (the "Subsidiary Guarantors"), each a North Carolina limited liability company, have each unconditionally guaranteed the payment and performance of all of the indebtedness, obligations and liabilities owing from time to time by the Borrower to the Senior Lienholder under the Senior Lienholder Loan Agreement or in connection therewith.

         D. Pursuant to the Fourth Supplemental Indenture and the Senior Lienholder Loan Agreement, the Borrower and some or all of the Subsidiary Guarantors are each concurrently herewith granting liens and security interests in substantially all of their assets and properties to the Trustee, for the benefit of itself and the holders of the Notes, and to the Senior Lienholder, respectively.

         E. It is a requirement of the Senior Lienholder's consenting to the granting by the Borrower and the Subsidiary Guarantors of such liens and security interests to the Trustee pursuant to the Fourth Supplemental Indenture that the Trustee enter into this Agreement with the Senior Lienholder, by which the Trustee subordinates its liens and security interests in all of the assets and properties of the Borrower and the Subsidiary Guarantors to the liens and security interests of the Senior Lienholder therein and grants other assurances to the Senior Lienholder with respect thereto.

         F. The Trustee is therefore willing to enter into this Agreement with the Senior Lienholder in order to satisfy such requirements of the Senior Lienholder under the Senior Lienholder Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

         1. Certain Definitions. All terms used in this agreement that are defined in the Code shall have the meanings ascribed thereto in the Code unless otherwise expressly defined herein. As used in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

                  "Action" shall have the meaning ascribed to such term in
         Section 8(b) of this Agreement.

                  "Code" shall mean the Uniform Commercial Code of the State of North Carolina as in effect from time to time.

                  "Credit Parties" shall mean the Borrower and the Subsidiary Guarantors and "Credit Party" shall mean any of them.

                  "Defense" shall have the meaning ascribed in such term in
         Section 8(b) of this Agreement.

                  "Documents" shall mean the Junior Lienholder Documents and the Senior Lienholder Documents, respectively.

                  "Junior Lienholder" shall mean U. S. Bank National Association, in its capacity as trustee for the holders of the Notes under the Indenture, and its successors and assigns, including any successor trustee under the Indenture.

                  "Junior Lienholder Documents" shall mean all agreements, documents and instruments evidencing, documenting, securing or otherwise relating to the Notes or any of the other Junior Lienholder Debt, whether now existing or hereafter incurred, all as the same may from time to time be amended, modified, extended, renewed or restated.

                  "Junior Lienholder Debt" shall mean all present and future indebtedness, whether principal, interest (including, without limitation, interest accruing after the commencement of any bankruptcy proceeding by or against a Credit Party), fees, costs, expenses, liabilities and obligations and other amounts now or hereafter owed by the Credit Parties or any of them to the Junior Lienholder or the Noteholders arising under, on account of, or related to, the Notes (including, without limitation, all of the indebtedness evidenced by or arising under any one or more of the Junior Lienholder Documents), all whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

                  "Lienholders" shall mean the Junior Lienholder, on the one hand, and the Senior Lienholder, on the other hand, and "Lienholder" shall mean either of them.

                  "Liens" shall mean the liens and security interests granted by the Credit Parties or any of them to each Lienholder under the Documents and a "Lien" shall refer to the liens and security interests granted by the Credit Parties or any of them to one of the Lienholders.

                  "Noteholders" shall mean the holders of the Notes.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, joint stock company, land trust, business or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Senior Lienholder" shall mean Fleet Capital Corporation, a Rhode Island corporation, its successors and assigns, and any other lender or lenders refinancing or refunding all or any portion of the Senior Lienholder Debt.

                  "Senior Lienholder Collateral" shall mean all of the assets, properties and interests in property of the Credit Parties, whether now existing or hereafter acquired or arising, wherever located.

                  "Senior Lienholder Documents" shall mean the Senior Lienholder Loan Agreement and all other agreements, documents and instruments evidencing, documenting, securing or otherwise relating to all or any portion of the Senior Lienholder Debt, whether now existing or hereafter entered into, all as the same may from time to time be amended, modified, extended, renewed or restated.

                  "Senior Lienholder Debt" shall mean all present and future indebtedness, whether principal, interest (including, without limitation, interest accruing after the commencement of any bankruptcy proceeding by or against a Credit Party), fees, costs, expenses, liabilities and obligations (including, without limitation, letter of credit reimbursement obligations) and other amounts now or hereafter owed by the Credit Parties or any of them to the Senior Lienholder arising under, on account of, or related to, the Senior Lienholder Loan Agreement (including, without limitation, all of the indebtedness evidenced by or arising under any one or more of the Senior Lienholder Documents), all whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

         2. No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of the Junior Lienholder, the Noteholders and the Senior Lienholder and there are no other parties (including, without limitation, the Credit Parties) who are intended to be benefited in any way by this Agreement.

         3. Reservation of Liens as Against Third Parties. Nothing contained in this Agreement is intended to affect or limit in any way the Liens of the Junior Lienholder and/or the Senior Lienholder in any of the property and assets of the Credit Parties, whether tangible or intangible, insofar as the Credit Parties and third parties are concerned. The Junior Lienholder and the Senior Lienholder each specifically reserves all of its respective Liens and rights to assert such Liens as against the Credit Parties and third parties.

         4. Priority of Liens. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective Liens of the Junior Lienholder or the Senior Lienholder in any property or assets of the Credit Parties, (b) the time or manner of the filing of the respective financing statements, mortgages, deeds of trust or other documents of the Junior Lienholder or the Senior Lienholder, (c) whether the Junior Lienholder or the Senior Lienholder or any bailee or agent thereof holds possession of any property or assets of the Credit Parties, (d) the dating, execution or delivery of any agreement, document or instrument granting the Junior Lienholder or the Senior Lienholder Liens in any property or assets of the Credit Parties, (e) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other Liens, and (f) any provision of the Code or any other applicable law to the contrary, all Liens of the Junior Lienholder, whether now or hereafter arising and howsoever existing, in all of the Senior Lienholder Collateral shall be and hereby are subordinated to all Liens of the Senior Lienholder in all of the Senior Lienholder Collateral.

         5. Standstill as to Enforcement of Lien. Unless and until all of the Senior Lienholder Debt shall have been fully, finally and indefeasibly paid in cash and all outstanding commitments of the Senior Lienholder for the incurring of additional Senior Lienholder Debt are terminated in writing, the Junior Lienholder and the Noteholders shall not (a) take any action with respect to the Senior Lienholder Collateral, whether by judicial or non-judicial foreclosure, notification to account debtors or other obligors on the Senior Lienholder Collateral, taking or obtaining possession of any of the Senior Lienholder Collateral, or otherwise realizing upon the whole or any part of the Senior Lienholder Collateral, or (b) in any manner interfere with the Senior Lienholder's Lien in, or enforcement or collection of, the Senior Lienholder Collateral. Nothing contained in this Section 5 shall be deemed to prohibit the Junior Lienholder or the Noteholders from (i) enforcing their respective rights under the Junior Lienholder Documents other than as expressly prohibited hereby or (ii) intervening or participating in any judicial proceeding to the extent necessary to establish or preserve its Lien in the Senior Lienholder Collateral, so long as such intervention or participation does not interfere with the foregoing rights of the Senior Lienholder.

         6.       Provisions Concerning Insurance and Condemnation.

         (a) Each Lienholder agrees that the other Lienholder shall be entitled to obtain loss payee endorsements and/or additional insured status with respect to any and all policies of insurance now or hereafter obtained by the Credit Parties insuring casualty or other loss to any property of the Credit Parties in which such Lienholder may have a Lien. The rights and priorities of any party to any insurance proceeds shall be as provided in Section 4 of this Agreement.

         (b) In the event of the occurrence of any casualty with respect to any of the Senior Lienholder Collateral, the Lienholders agree that the Senior Lienholder shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer. Any insurer shall be fully protected if it acts in reliance on the provisions of this Section 6.

         (c) In the event that the Senior Lienholder Collateral or any portion thereof is taken by condemnation or insurance proceeds are payable for loss, damage or other casualty to any of the Senior Lienholder Collateral, then the proceeds payable from such condemnation or casualty shall be applied as set forth in the Senior Lienholder Loan Agreement or as otherwise agreed by the Senior Lienholder, and the decision made by the Senior Lienholder as to whether such proceeds shall be applied in whole or in part to the payment of the Senior Lienholder Debt or released therefrom to the Credit Parties for the repair, restoration or replacement of the damaged or condemned Collateral shall be conclusive and binding upon the Junior Lienholder and the Noteholders. The Junior Lienholder agrees to execute such consents, releases, endorsements and other documents as may be reasonably necessary to accomplish the application of such condemnation or casualty proceeds, all without any additional consideration or payment to the Junior Lienholder or the Noteholders.

         7.       Waivers by the Junior Lienholder.

         (a) The Senior Lienholder shall not have any liability to the Junior Lienholder or the Noteholders for, and the Junior Lender expressly waives on behalf of itself and the Noteholders any claim which it may now or hereafter have against the Senior Lienholder, arising out of or related to any actions which the Senior Lienholder in good faith takes or omits to take with respect to the Senior Lienholder Collateral, including, without limitation, actions with respect to the creation, perfection or continuation of the Liens in the Senior Lienholder Collateral, and actions with respect to the foreclosure upon, sale, disposition, collection or failure to realize upon, the Senior Lienholder Collateral. Without limiting the generality of the foregoing, the Senior Lienholder may, without regard to the existence of any rights the Junior Lienholder or the Noteholders may now or hereafter have in and to the Senior Lienholder Collateral, and upon such terms and conditions as the Senior Lienholder may deem appropriate, compromise, settle, adjust and in general deal in any manner with the Senior Lienholder Collateral and the account debtors indebted thereon, engage third parties to assist the Senior Lienholder in the effectuation of the liquidation, collection or foreclosure of the Senior Lienholder Collateral, and incur such out-of-pocket costs and expenses incidental to the actions described in this Agreement as the Senior Lienholder may deem appropriate, including, without limitation, the fees and disbursements of counsel to the Senior Lienholder and any other third party professionals engaged by it.

         (b) The Junior Lienholder expressly waives on behalf of itself and the Noteholders any right to require the Senior Lienholder to marshal the Senior Lienholder Collateral for the Senior Lienholder Debt or otherwise to compel the Senior Lienholder to seek recourse against or satisfaction of the Senior Lienholder Debt from one source before seeking recourse or satisfaction from the Senior Lienholder Collateral or any other source. The Junior Lienholder irrevocably waives on behalf of itself and the Noteholders any claims it may have against the Senior Lienholder, whether at law or in equity, including rights under the Code, and, specifically, any right to assert any claim or bring any action, suit or proceeding, whether at law or in equity (an "Action") against the Senior Lienholder or raise any affirmative defense, claim or counterclaim (a "Defense") in any Action brought against it by the Senior Lienholder, the effect of which is to contest the commercial reasonableness of the decisions or actions of the Senior Lienholder (whether made or taken alone or through any of its agents or representations) with respect to the Senior Lienholder Collateral, and in furtherance thereof, the Junior Lienholder explicitly and irrevocably covenants with the Senior Lienholder on behalf of itself and the Noteholders that the Junior Lienholder and the Noteholders shall forever and for all time forbear from bringing any such Action or asserting any such Defense.

         (c) The Junior Lienholder hereby further waives any and all rights to: (i) require the Senior Lienholder to enforce any guaranty or any Lien given by any person or entity other than the Credit Parties to secure the payment of any of the Senior Lienholder Debt as a condition precedent or concurrent to taking any action against or with respect to the Senior Lienholder Collateral; and (ii) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Liens of the Senior Lienholder in the Senior Lienholder Collateral.

         (d) Except as otherwise set forth in Section 9 of this Agreement, if a Credit Party shall become subject to a proceeding under the Bankruptcy Code, or a proceeding under any other insolvency law, nothing contained in this
Section 7 shall in any way impair, limit or restrict the right of the Junior Lienholder to object to any proposed sale or other disposition of any of the Senior Lienholder Collateral in such proceeding.

         8. Release of Lien of the Junior Lienholder. The Junior Lienholder agrees, on behalf of itself and the Noteholders, whether or not a default has occurred under the Indenture or any of the other Junior Lienholder Documents, to release or otherwise terminate its Lien in all or any portion of the Senior Lienholder Collateral upon written request of the Credit Parties or the Senior Lienholder to the extent necessary to permit all or portion of the Senior Lienholder Collateral to be sold or otherwise disposed of by the Credit Parties or the Senior Lienholder, whether or not in the ordinary course of any Credit Party's business; provided, however, that (i) the Senior Lienholder shall have consented to such sale or other disposition, (ii) substantially contemporaneously with such release or termination, the proceeds of such sale or disposition (net of reasonable sales expenses and customary closing costs which are required to be paid as a condition of the sale and which the Senior Lienholder permits to be paid) are applied to the Senior Lienholder Debt, and
(iii) in the case of any such proceeds arising from the sale or other disposition of any fixed assets of the Credit Parties, any outstanding commitments for the incurring of Senior Lienholder Debt are reduced by the amount of such proceeds actually received by the Senior Lienholder. Nothing herein contained shall in any way constitute a waiver by the Junior Lienholder or the Noteholders of any violation of Section 4.11 or any other provision of the Indenture or the other Junior Lienholder Documents that may result from the consummation of any such sale or other disposition of the Senior Lienholder Collateral or a waiver of any default under the Junior Lienholder Documents that may arise therefrom.

         9. Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition for relief by or against any Credit Party under the Bankruptcy Code and all converted or succeeding cases in respect thereof (all references herein to a Credit Party being deemed to apply to such Credit Party as a debtor-in-possession and to a trustee for such Credit Party), and shall apply with full force and effect with respect to all Senior Lienholder Collateral acquired by such Credit Party, and to all Senior Lienholder Debt and Junior Lienholder Debt incurred by such Credit Party, subsequent to such filing. If a Credit Party shall become subject to a proceeding under the Bankruptcy Code, and if the Senior Lienholder shall desire to permit the use of cash collateral by such Credit Party or to provide post-petition financing from the Senior Lienholder to such Credit Party, the Junior Lienholder agrees that no objection will be raised by the Junior Lienholder to any such use of cash collateral or such post-petition financing from the Senior Lienholder on the grounds of a failure to provide adequate protection for the Junior Lienholder's junior Lien, provided that the Junior Lienholder is granted a comparable junior Lien on the post-petition Senior Lienholder Collateral of such Credit Party.

         10. Legend. Each of the Junior Debt Documents (including, without limitation, any Code financing statement filed to perfect the Liens of the Junior Lienholder in any of the Senior Lienholder Collateral) shall contain in a conspicuous manner the following legend:

                  "The liens and security interests of the Trustee granted or evidenced hereby, and the enforcement thereof, are subordinated to the liens and security interests granted to Fleet Capital Corporation ("Fleet"), its successors and assigns, as the senior lienholder, in the manner and to the extent set forth in, and is otherwise subject to the terms of, that certain Lien Subordination Agreement, dated January ___, 2004, between the Trustee and Fleet, and acknowledged and agreed to by the Borrower and its subsidiaries, as the same may be amended, modified or otherwise supplemented from time to time."

         11. Term. This Agreement shall remain in full force and effect until all of the Senior Lienholder Debt shall have been fully, finally, and indefeasibly paid in cash and all outstanding commitments of the Senior Lienholder for the incurring of additional Senior Lienholder Debt are terminated in writing. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Lienholder Debt is rescinded or must otherwise be returned by the Senior Lienholder upon the insolvency, bankruptcy or reorganization of a Credit Party or otherwise, all as though such payment had not been made. This is a continuing agreement of subordination and the Senior Lienholder may continue to extend credit or other financial accommodations and loan monies to or for the benefit of the Credit Parties, in reliance hereon, under the Senior Lienholder Documents or otherwise without notice to the Junior Lienholder or the Noteholders.

         12.      No Waiver of Subordination Provisions.

                  (a) No right of the Senior Lienholder to enforce the provisions of this Agreement shall at any time or in any way be prejudiced or impaired by (i) any act or failure to act on the part of the Credit Parties, or
(ii) any act or failure to act by the Senior Lienholder, or (iii) any non-compliance by the Credit Parties with the terms, provisions and covenants of any of the Junior Lienholder Documents, regardless of any knowledge thereof the Senior Lienholder may have or be otherwise charged with.

                  (b) Without in any way limiting the generality of subsection (a) of this Section 12, the Senior Lienholder may, at any time and from time to time, without the consent of or notice to the Junior Lienholder or the Noteholders, without incurring responsibility to the Junior Lienholder and the Noteholders, and without impairing or releasing the lien subordination provided hereunder or the obligations of the Junior Lienholder or the Noteholders hereunder, do any one or more of the following:

                  (i) Amend, modify, waive or consent to any term or provision set forth in any of the Senior Lienholder Documents;

                  (ii) Change the manner, place or terms of payment or extend the time of payment of, or refund or refinance, or renew or alter, any of the Senior Lienholder Debt;

                  (iii) Sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing all or any portion of the Senior Lienholder Debt;

                  (iv) Release any Person liable in any manner for the payment or collection of any of the Senior Lienholder Debt;

                  (v) Exercise or refrain from exercising any rights against the Credit Parties or any other Person; and

                  (vi) Take any other action under the Senior Lienholder Documents or otherwise with respect to the Credit Parties, the Senior Lienholder Debt or the Senior Lienholder Collateral which might otherwise constitute a defense available to, or a discharge of, the Junior Lienholder or the Noteholders in respect of their respective obligations under this Agreement.

         13. Reliance by the Senior Lienholder; Waiver of Notices; No Representations by the Senior Lienholder. All of the Senior Lienholder Debt shall be deemed to have been made or incurred in reliance upon this Agreement. The Junior Lienholder for itself and the Noteholders expressly waives all notice of the acceptance by the Senior Lienholder of the provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement. The Junior Lienholder agrees that the Senior Lienholder has not made any representation or warranty with respect to the due execution, legality, validity, completeness or enforceability of any of the Senior Lienholder Documents, the perfection or priority of any Lien securing any of the Senior Lienholder Debt or the collectability of any of the Senior Lienholder Debt. The Senior Lienholder shall be entitled to manage and supervise its credit facilities with the Credit Parties in accordance with applicable law and its usual business practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Junior Lienholder or the Noteholders may have in any of the property or assets of the Credit Parties, and the Senior Lienholder shall have no liability to the Junior Lienholder or the Noteholders for any loss, claim or damage allegedly suffered by the Junior Lienholder or the Noteholders in any proceeding by the Senior Lienholder to foreclose or otherwise enforce any of its Liens in any of the Senior Lienholder Collateral.

         14. Financial Condition of the Credit Parties. The Noteholders shall each be responsible for keeping informed of the financial condition of the Credit Parties and of all other circumstances bearing upon the risk of nonpayment of the Junior Lienholder Debt that diligent inquiry would reveal and the Junior Lienholder hereby agrees for itself and on behalf of the Noteholders that the Senior Lienholder shall have no duty to advise the Junior Lienholder or the Noteholders of any information regarding such condition or any such circumstances.

         15. Code Notices. If the Senior Lienholder shall be required by the Code or any other applicable law to give notice to the Junior Lienholder or the Noteholders of any action taken or to be taken by the Senior Lienholder against or with respect to any of the Senior Lienholder Collateral, such notice shall be given in accordance with Section 20 below and five (5) days notice shall be conclusively deemed to be commercially reasonable.

         16. Further Assurances. Each Lienholder agrees to take any and all additional actions and execute, deliver, file and record any additional documents, agreements and instruments as may be necessary or as the other Lienholder may from time to time reasonably request to effect the subordination and other provisions of this Agreement.

         17. No Violation of Documents. Each Lienholder agrees that the terms and provisions of this Agreement, or the Liens granted by the Credit Parties to each of them thereunder, do not violate any term or provision of any of its respective Documents with the Credit Parties; and to the extent any of the terms or provisions of this Agreement are inconsistent with any of the terms and provisions of such Lienholder's Documents, the provisions of such Documents shall be deemed to have been superseded by this Agreement.

         18. Entire Agreement; Modifications in Writing. This Agreement constitutes and expresses the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. No amendment, modification, supplement, termination, consent to or waiver of any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each Lienholder. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instances and for the specific purpose for which given.

         19. Waiver; Failure or Delay. No failure or delay on the part of a Lienholder in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

         20. Notices. All notices, requests and demands to or upon a Lienholder, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by overnight air courier or by facsimile, and shall be deemed to have been received by the other Lienholder when sent during customary business hours by facsimile, transmission confirmed (or, if sent after 5:00 o'clock p.m., eastern time, on the following business day), when delivered against a receipt, one (1) business day after sending by overnight air courier, and three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as follows:

         If to the Senior Lienholder:  Fleet Capital Corporation
                                       6100 Fairview Road, Suite 200
                                       Charlotte, North Carolina 28210
                                       Attention:  Southeast Loan Administration
                                       Facsimile No.:  704-553-6739

         With a copy to:               Carruthers & Roth, P.A.
                                       235 North Edgeworth Street
                                       Greensboro, North Carolina 27401
                                       Attention:  Kenneth M. Greene, Esq.
                                       Facsimile No.: 336-273-7885

         If to the Junior Lienholder:  U. S. Bank National Association
                                       One Federal Street - 3rd Floor
                                       Boston, Massachusetts 02110
                                       Attention: Corporate Trust Department
                                       (Pierre Foods, Inc. a/k/a Fresh Foods,
                                       Inc. Senior Notes due 2006)
                                       Facsimile No. 617-603-6683

         With a copy to:               Shipman & Goodwin LLP
                                       One American Row
                                       Hartford, Connecticut 06103-2819
                                       Attention:  Ira Goldman, Esq.
                                       Facsimile No.: 860-251-5899

or to such other address as each party may designate for itself by notice given in accordance with this Section 20. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

         21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Lienholder and their respective successors and assigns. Any person or entity whose loans to the Credit Parties hereafter are used to refinance the Senior Lienholder Debt shall be deemed for all purposes hereof to be the successor to the Senior Lienholder, and from and after the date of any such refinancing and satisfaction in full of any Senior Lienholder Debt, such person or entity shall be deemed a party hereto in the place and stead of the Senior Lienholder as if such person or entity had been the original signatory hereto.

         23. Equitable Remedies. Each party to this Agreement acknowledges that the breach of any of the provisions of this Agreement is likely to cause irrevocable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, without limitation, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

         24. Attorneys' Fees and Expenses. In the event of any dispute concerning the meaning or interpretation of this Agreement which results in litigation, or in the event of any litigation by a party hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its other damages, its reasonable attorneys' fees and expenses and any actual court costs incurred.

         25. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

         26. Authority. Each party represents and warrants to each other party that it has the authority to enter into this Agreement and that the person signing for such party is authorized and directed to do so. The Junior Lienholder further warrants and represents to the Senior Lienholder that the Junior Lienholder has been duly authorized by the requisite number of Noteholders required under the terms of the Indenture to enter into this Agreement on behalf of all of the Noteholders and that, upon the execution and delivery hereof by all of the parties hereto, this Agreement shall be binding upon and enforceable against the Noteholders.

         27. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which when so executed shall be an original. When taken together, such counterparts shall constitute but one and the same document.

         28. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NORTH CAROLINA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE JUNIOR LIENHOLDER OR THE SENIOR LIENHOLDER, EACH LIENHOLDER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF MECKLENBURG COUNTY, NORTH CAROLINA, OR, AT THE

SENIOR LIENHOLDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA, CHARLOTTE DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE JUNIOR LIENHOLDER AND THE SENIOR LIENHOLDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH LIENHOLDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LIENHOLDER HEREBY WAIVES ANY OBJECTION WHICH SUCH LIENHOLDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH LIENHOLDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LIENHOLDER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH LIENHOLDER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF A LIENHOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY SUCH LIENHOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         29. WAIVERS OF TRIAL BY JURY. EACH LIENHOLDER WAIVES, TO THE FULLEST EXTENT PROVIDED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR LIENHOLDER COLLATERAL OR THE SENIOR LIENHOLDER DOCUMENTS. EACH LIENHOLDER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE OTHER LIENHOLDER'S ENTERING INTO ITS RESPECTIVE DOCUMENTS WITH THE CREDIT PARTIES AND EXTENDING CREDIT TO THE CREDIT PARTIES THEREUNDER AND THAT EACH LIENHOLDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE CREDIT PARTIES. EACH LIENHOLDER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF

LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                       JUNIOR LIENHOLDER:

                                       U. S. BANK NATIONAL
                                       ASSOCIATION, as Trustee

                                       By: _____________________________________
                                           Title: ______________________________

                                       SENIOR LIENHOLDER:

                                       FLEET CAPITAL CORPORATION

                                       By: _____________________________________
                                           Title: ______________________________

                          ACKNOWLEDGMENT AND AGREEMENT
                                OF CREDIT PARTIES

         The undersigned, Pierre Foods, Inc. (the "Borrower"), a North Carolina corporation, and its subsidiaries, Fresh Foods Properties, LLC, Columbia Hill Aviation, LLC, Compass Outfitters, LLC, PF Purchasing, LLC, and PF Distribution, LLC, each a North Carolina limited liability company (the "Subsidiary Guarantors" and, together with the Borrower, the "Credit Parties"), each hereby accepts and acknowledges receipt of a copy of the within and foregoing Lien Subordination Agreement (the "Agreement") and consents to and agrees to bound by all of the terms and provisions thereof.

         IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Agreement to be duly executed on the day and year first above written.

                                            BORROWER:

                                            PIERRE FOODS, INC.

                                            By:   /S/ Pamela M. Witters
                                                --------------------------------
                                            Title: CFO

                                            SUBSIDIARY GUARANTORS:

                                            FRESH FOODS PROPERTIES, LLC

                                            By:    /S/ Pamela M. Witters
                                                --------------------------------
                                            Title: Manager

                                            COMPASS OUTFITTERS, LLC

                                            By:    /S/ Pamela M. Witters
                                                --------------------------------
                                            Title: Manager

                     [Signatures Continue on the Next Page]

                                            COLUMBIA HILL AVIATION, LLC

                                            By:    /S/ Brian D. Davis
                                                --------------------------------
                                            Title: Manager

                                            PF PURCHASING, LLC

                                            By:    /S/ Brian D. Davis
                                                --------------------------------
                                            Title: Manager

                                            PF DISTRIBUTION, LLC

                                            By:    /S/ Brian D. Davis
                                                --------------------------------
                                                Title: Manager